As filed with the Securities and Exchange Commission on July 21, 2000
                                          Registration No. 333-41990
----------------------------------------------------------------------
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
----------------------------------------------------------------------
                            AMENDMENT NO. 1
                                  to
                              FORM SB-2
                        REGISTRATION STATEMENT
                                under
                      THE SECURITIES ACT OF 1933
                      --------------------------
                        BRAZOS SCIENTIFIC, INC.
          (Name of small business issuer in its charter)

       Nevada                    5499                  76-0616462
----------------------  -------------------------  ------------------
(State or jurisdiction     (Primary Standard        (I.R.S. Employer
  of Incorporation or   Industrial Classification  Identification No.)
    Organization)		  Code Number)

                510 West Hastings Street, Suite 1010
             Vancouver, British Columbia V6B 1L8 CANADA
                         (604) 818-8777
    -----------------------------------------------------------
   (Address and telephone number of principal executive offices)

      Agent for Service:                      With a Copy to:
    David Smith, President		      Warren J. Soloski, Esq.
    Brazos Scientific, Inc.          11300 West Olympic Blvd.,Ste. 800
510 West Hastings Street, Ste. 1010        Los Angeles, CA. 90064
  Vancouver, B.C., Canada V6B 1L8             (310) 477-9742
        (604) 818-8777
----------------------------------------------------------------------
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
Title of	     Proposed      Proposed     Proposed
each class of	     Number of     Offering     Aggregate  Amount of
Securities to be    Shares to be  Price per    Offering   Registration
registered          Registered    Share        Price      Fee
----------------------------------------------------------------------
Common Stock       4,000,000     $0.02  	   $ 80,000    $ 35.00
----------------------------------------------------------------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date the registrant shall file a further amendment, which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   The registrant will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              PROSPECTUS

                       BRAZOS SCIENTIFIC, INC.

                   4,000,000 Shares of Common Stock

     This is an initial public offering of our common stock. No public market currently exists for our common stock. The initial public offering price is $0.02 per share, which was arbitrarily determined by us. The offering is being conducted on a best efforts, no minimum basis, which means there is no minimum number of shares which must be sold. We will commence selling the shares on the effective date of this prospectus and continue for a period of 180 days, unless we extend for an additional 90 days, or until we complete the offering, whichever occurs sooner.

THE PURCHASE OF SHARES IN THIS OFFERING IS HIGHLY RISKY AND YOU ARE URGED TO VERY CAREFULLY AND THOROUGHLY READ THE RISK FACTORS SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 6.

These securities have not been approved or disapproved by the Securities and Exchange Commission or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prior to this offering, there has been no public market for our common stock and there is no assurance that a public market will result following the sale of the shares being offered in this prospectus, or that any shares in this offering will be sold.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell the shares and it is not a solicitation of an offer to buy the shares in any state where the offer or sale is not permitted.

----------------------------------------------------------------------
Price              Aggregate        Commissions(1)     Net Proceeds
Per Share        Offering Price       to Others          To Us
----------------------------------------------------------------------
$0.02              $80,000             $0.00             $80,000
----------------------------------------------------------------------


(1) We do not intend to use an underwriter or other outside party to sell the shares; the shares will be sold by our officers and directors, who will receive no commissions.




                           DATED:             , 2001

                              TABLE OF CONTENTS

                                                                Page

PROSPECTUS SUMMARY					           	                               6
  Information about our Company                   	          	    6
  The Offering						           	                                  6

RISK FACTORS                                   	          	       7
  Risks Associated with Our Business			         	                 7
  -  We have incurred losses since our incorporation on
     August 18, 1999 and expect losses to continue for the
     forseeable future.                                     	     7
  -  Changes or interruptions under the terms of our License
     Agreement for the Vitamineralherb brand products could
     have an adverse effect on our ability to operate.           	7
  -  We may need additional financing, which may not be
     available, or which may dilute the value of your
     common stock.       						                                   7
  -  Purchasers must rely on our officers and directors
     ability to effectively market and sell the
     Vitamineralherb brand products.     				                     7
  -  There is intense competition in the vitamin and herbal
     supplement industry and we may not be able to
     successfully compete.             				                       7
  -  Consumers may not accept an online source for
     our products.				       			                                  8
  -  We depend on third-party shippers to deliver our
     products in a timely manner and any interruption in
     their service could impact our business operations.      	   8
  -  We depend on third-party computer systems to assist us in all of our business operations and any interruption in
     their services could adversely affect our business
     operations and/or potential revenues.                     	  8
  -  Our sole asset could be impaired by third-party actions or omissions, resulting in a complete loss of our
     business.							                                             9
  -  Extensive governmental regulation could limit our sales
     or add significant additional costs to our business.       	 9
  -  The sale of vitamineralherb.com products involves product
     liability and other risks.     				                         10
  -  We may become liable for internet commerce taxes, which
     could be substantial and negatively impact our revenues. 	  11

Risks Associated with the Purchase of Our Common Stock   		      11
  -  There is a high risk in buying low-priced stocks, which may limit your ability to resell any shares you purchase
     in this offering.                                        	  11
  -  We cannot assure a public trading market will be
     established for our common stock, which includes the
     shares sold in this offering. 					                         11
  -  We may need additional financing which may not be
     available or which may dilute the value of your
     common stock.							                                        11

                                     4


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS			            12
USE OF PROCEEDS                           				                  13
DETERMINATION OF OFFERING PRICE            	        		          13
DILUTION								                                                14
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING				                 15
  Offering Period and Expiration Date 				                      15
  Procedures for Subscribing						                              15
  Right to Reject Subscriptions					                            15
LEGAL PROCEEDINGS                        				                   16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 	  16
  Background of Officers and Directors				                      16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	 17
DESCRIPTION OF SECURITIES                				                   17
INTEREST OF NAMED EXPERTS AND COUNSEL            			            18
  Experts								                                               18
  Legal Matters							                                          18
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION			         18
DESCRIPTION OF BUSINESS                         			             19
  General 								                                              19
  Acquisition of License						                                  19
  Terms of the License Agreement					                           19
  Background of the Manufacturer and Distributor			             21
  Implementation of Business Plan; Milestones			                21
  Industry Background of the vitamin, supplement mineral
     And alternative health product market				                  23
  Competition								                                           23
  Regulatory Environment						                                  25
  Employees								                                             29
  Available Information and Reports to Security Holders		       29
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION      	 29
  Plan of Operation							                                      29
  Liquidity and Capital Resources					                          30
DESCRIPTION OF PROPERTY                       			               30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS   			            30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS       	31
EXECUTIVE COMPENSATION                    				                  31
FINANCIAL STATEMENTS                     				                   32


                             PROSPECTUS SUMMARY

Information about our Company
-----------------------------

Brazos Scientific, Inc. was incorporated under the laws of the State of Nevada on August 18, 1999. Our principal executive offices are located at 510 West Hastings Street, Suite 1010, Vancouver, British Columbia, Canada. To date, our only activities have been organizational, specifically raising initial capital and developing our business plan. We have not yet commenced business operations and have received no revenues to date. We have no employees, other than our officers and directors.

Our business plan is to market high-quality, low-cost vitamins, minerals, nutritional supplements and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, and other similar types of customers via the Internet for resale to their clients.

We have acquired the exclusive right to distribute Vitamineralherb.com products to health and fitness professionals for sale to their customers in South Texas via the Internet. Our goal in becoming a Vitamineralherb.com licensee is to eliminate the need to develop products, store inventory, build and maintain a web-site, establish banking liaisons, and develop a fulfillment system, thereby enabling us to focus strictly on marketing and sales. All sales will be conducted via the Internet through the Vitamineralherb.com website. Health and fitness professionals may order a variety of products, and may have the products custom-labeled. Products will be shipped directly to the client.

The Offering
------------

-	Price Per Share 					                     $0.02

-	Number of Shares Offered for Sale		    	4,000,000

-	Shares Outstanding Prior to Offering			 2,500,000

-	Shares Outstanding After Offering (1)			6,500,000
  shares

(1) Assumes sale of all shares offered

   We intend to use the net proceeds received from this offering for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                               RISK FACTORS

Risks Associated With Our Business
----------------------------------

We have incurred losses since our incorporation on August 18, 1999 and expect losses to continue for the foreseeable future.

   We are in the early stages of development and have incurred losses of $55,775 since inception. We have only recently acquired our principal asset, an exclusive license to market and sell Vitamineralherb.com brand products. We expect to incur additional expenses before becoming profitable, if we ever become profitable. Our ability to achieve and maintain profitability and positive cash flow is completely dependent upon our ability to market and sell the Vitamineralherb.com brand product line. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flows in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations.

   Changes or interruptions under the terms of our License Agreement for the Vitamineralherb brand products could have an adverse effect on our ability to operate.

      We have entered into a License Agreement with David Mortenson & Associates, an unrelated third party, and acquired the exclusive right to market and sell the Vitamineralherb brand products. Under the terms of the agreement, the licensor will supply all products and fulfill all orders. If the licensor defaults under the terms of the agreement, we could lose access to our manufacturing source and our distribution rights would become meaningless. Similarly, any disputes between us and the licensor could prevent us from selling or delivering product to our customers. Any termination or impairment of our license rights and access to products could prevent us from implementing our business plan, thereby affecting our profitability and decreasing the value of our common stock.

 Purchasers must rely on our officers and directors ability to effectively market and sell the Vitamineralherb brand products.

The success of our business operations are heavily dependent on the abilities of David Smith and Brian Griffith, our officers and directors, who have no experience in marketing and sales of health supplements.

    There is intense competition in the vitamin and herbal supplement industry and we may not be able to successfully compete.

    There is currently intense competition worldwide in the marketing and sale of vitamins and herbal supplements, as the public continues to experiment with alternative medicines and therapies. Many of our competitors have greater financial and other resources, better distribution networks and/or greater name recognition than our brand. We can't guarantee that we will be able to successfully compete in the industry and achieve any levels of profitability.

    Consumers may not accept an online source for our products.

    Our success depends on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include: - shipping charges, which do not apply to shopping at traditional retail stores; - delivery time associated with online orders, as compared to the immediate receipt of products at a physical store; - pricing that does not meet consumer expectations of finding "the lowest price on the Internet";
- lack of consumer awareness of our online presence; - customer concerns about the security of online transactions and the privacy of personal health information; - product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online; - delays in responses to customer inquiries or in deliveries to customers; and - difficulty in returning or exchanging products. We expect that competition will continue to increase because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our gross margins, cause us to lose market share and decrease the value of our sub-license agreement with the Vitamineralherb.com brand.

    We depend on third-party shippers to deliver our products in a timely manner and any interruption in their service could impact our business operations.

    Our customers cannot visit physical stores to pick up their products. Our product distribution relies solely on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions could delay the timely delivery of customer orders and customers may refuse to purchase our products because of this loss of convenience, resulting in lost revenues to us.

    We depend on third-party computer systems to assist us in all of our business operations and any interruption in their services could adversely affect our business operations and/or potential revenues.

    Our success depends on generating a high volume of traffic to Vitamineralherb.com's website. However, growth in the number of users accessing the website may strain or exceed the capacity of the computer systems and lead to declines in performance or system failure. We are forced to rely on Vitamineralherb.com's assurances that their computer systems will be adequate to handle consumer demand. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction. Vitamineralherb.com must continually improve and enhance the functionality and performance of its website, order tracking and other technical systems to provide a convenient shopping experience. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit the website less frequently or not at all.

New services or features may contain errors, and there may be delays or customer service errors while Vitamineralherb.com corrects them. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause our sales to decline.

    Our sole asset could be impaired by third-party actions or omissions, resulting in a complete loss of our business.

    Our sole asset is a License Agreement with David R. Mortenson & Associates, an unrelated third party, which is subject to David R. Mortenson & Associates' licensing agreement with Vitamineralherb.com. If David R. Mortenson & Associates defaults under its licensing agreement with Vitamineralherb.com, Inc., our License Agreement may be worthless. Furthermore, Vitamineralherb.com, Inc. will fulfill our orders pursuant to arrangements it has with International Formulators and Manufacturers, Inc. ("IFM") and any disagreements or disputes between those parties, or the inability or refusal of IFM to meet Vitamineralherb.com's orders may significantly harm our customer relations and harm our business. If there is a complete breakdown in relations or if IFM goes out of business, then we may not be able to find alternative suppliers in a timely fashion and we could lose our business.

    Extensive governmental regulation could limit our sales or add significant additional costs to our business.

    Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

    In addition, online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and result in our selling fewer products. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad. We also may be subject to regulation not specifically related to the Internet, such as laws affecting catalog sellers.
Several telecommunications carriers have asked the Federal
Communications Commission to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our revenues could be negatively impacted.

    The sale of vitamineralherb.com products involves product liability and other risks.

    Since our activities as a marketer for Vitamineralherb.com products may leave us open to the argument that is a distributor of those products then it is possible that we, like any other distributor or manufacturer of products that are ingested, faces an inherent risk of exposure to product liability claims if the use of products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on our business. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of our insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of its products. We depend upon customer perceptions about the safety and quality of our products and of similar products distributed by competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages.
Vitamins, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press. A significant delay in or disruption of the supply of products to Vitamineralherb.com from suppliers and distributors may increase our cost of goods and could result in a substantial reduction or termination of sales of some products.

    We may become liable for internet commerce taxes, which could be substantial and negatively impact our revenues.

    Recent federal legislation limits the imposition of state and local taxes on the Internet. In 1998, Congress passed the Internet Tax Freedom Act, which places a three-year moratorium on state and local taxes on (1) Internet access, unless such tax was already imposed prior to October 1, 1998, and (2) discriminatory taxes on online commerce. However, Congress may not renew this legislation in 2001, in which case state and local governments would be free to impose Internet-specific taxes on electronically purchased goods, in addition to any other taxes that may otherwise be imposed on the transaction. Any such taxes would make our business more costly to operate. Due to the high level of uncertainty regarding the imposition of new Internet-related taxes on online commerce, a number of states and a Congressional advisory commission are reviewing appropriate tax treatment for online commerce. We cannot predict the impact of additional laws or regulations on our business.

Risks Associated With The Purchase of Our Common Stock
------------------------------------------------------

    There is a high risk in buying low-priced stocks, which may limit your ability to resell any shares you purchase in this offering.

    Our common stock is defined as a penny stock under the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell securities to persons other than to certain "accredited investors" (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with a spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our shares and may also affect your ability to resell any shares you may purchase in this offering.

We cannot assure a public trading market will be established for our common stock, which includes the shares sold in this offering.

    There is currently no active trading market for our common stock and we cannot guarantee that an active trading market will ever be developed, or, if a trading market is developed, that it can or will continue for any period of time. There is a high risk that you may not be able to sell any shares you purchase in this offering at or near the offering price, or at all in any public market.

    We may need additional financing which may not be available or which may dilute the value of your common stock.

    Our success is highly dependent on our ability to generate revenues and raise additional capital when needed. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If we are not able to generate additional funds when needed, our operations could be severely limited, and our revenues could be impacted.



    You should carefully consider the above risk factors and all other information contained in this prospectus before purchasing the common stock we are offering. Investing in our common stock involves a high degree of risk. Any of the above risks could adversely affect our business operations, financial condition and results of operations and could result in a complete loss of your investment.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
-------------------------------------------------

   Some of the statements under Prospectus Summary, Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations, Description of Business, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expects, plans, anticipates, believes, estimated, predicts, potential, or continue or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under Risk Factors and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                        USE OF PROCEEDS
                        ---------------

    We expect to disburse the net proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

Description                               Amount
-----------                               ------

Offering Expenses, which include			       $13,975
 legal, accounting and stock transfer
 agent fees
Feasibility of License/Market Research	 		$13,500
Legal Fees			   				                      $10,000
Accounting			   				                      $ 3,000
Electronic filing/printing	   				        $ 2,500
Office/Administrative costs including
  office equipment, telephone
  system, computers and software 				     $15,000
Recruiting and Salaries	   			 	          $15,000
Working Capital                    					 	$ 8,025
								                                  -------
Total			           				                   $80,000 (1)

(1) In the event less than all the shares are sold, the amounts above will be proportionately adjusted according to the amount of net proceeds received.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting those changes.

   There is no definitive use, at present, for the working capital, other than for miscellaneous expenses. Until used, the working capital proceeds may be invested in short-term certificates of deposit or U.S. Treasury Notes.

                  DETERMINATION OF OFFERING PRICE
                   -------------------------------

   We arbitrarily determined the price of the shares in this offering in order for us to raise up to a total of $80,000. The offering price is not an indication of and is not based upon the actual value of the Company. It bears no relation to book value, assets, earnings or any other recognized criteria of value of the Company. The offering price should not be regarded as an indicator of the future market price of the shares.

                                 DILUTION
                                 --------

    Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing Stockholders.

  As of December 31, 2000, the net tangible book value of our shares ($55,775) or approximately (.021) per share, based upon 6,500,000 shares issued and outstanding, assuming successful completion of this offering.

   The following table illustrates the per share dilution you would incur, assuming we sell all the shares offered, and does not give any effect to the results of any operations subsequent to December 31, 2000:

Offering Price per Share                        		        $    .02

Net Tangible Book Value Per Share Before the Offering	    $   (.021)

Net Tangible Book Value After Offering                 	  $    .004

Increase in Net Tangible Book Value per Share
  Attributable to Current Shareholders                    $    .025

Immediate Dilution per Share to New Investors  		         $    .016

   The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    -------------
Existing
Stockholders   $  .001      2,500,000       62%         $  2,500

Investors in
This Offering  $  .02       4,000,000       38%         $ 80,000

                 PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
                 -------------------------------------------

   We are attempting to sell a maximum of 4,000,000 shares of our common stock to the public on a "best efforts" basis. There is no guarantee that any or all of these shares will be sold. This is a self underwritten offering, which means the shares will be sold us; we will not engage the services of an underwriter or any other agent to sell the shares.

   We will offer and sell the shares through our officers and directors, David Smith and Brian Griffith, under the exemption from registration as a broker dealer pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. All sales will be made in compliance with the securities laws of local jurisdictions. We intend to advertise and hold investment meetings in various states and in Canada where the offering will be registered and will distribute the prospectus to potential investors at the meetings. We also intend to distribute the prospectus to our family members and friends who may be interested in investing in our business.

   Funds received in this offering will not be placed in escrow or in a trust account, and will be immediately available for our use. There is no minimum number of shares that must be sold to complete this offering. The costs of this offering will be paid from the proceeds.

Offering Period and Expiration Date
-----------------------------------
   This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing
--------------------------
   If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us for acceptance or rejection.

   All checks for subscriptions should be made payable to Brazos
Scientific, Inc.

Right to Reject Subscriptions
-----------------------------
   We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deduction. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                              LEGAL PROCEEDINGS
                              -----------------

   We are not a party to any material pending legal proceedings, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against the company or our property contemplated by any governmental authority.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     --------------------------------------------------------------
   The following table sets forth the name, age and position of each of our directors and executive officers:

   	Name                        Age  		Position
    ----                        ---    --------
   	David C. Smith              49   		President, Director

   	Brian F. Griffith           51   		Secretary/Treasurer,
                            		       		Director

   In April 2000, David Smith was elected president and director, and Brian F. Griffith was elected secretary/treasurer and director of our company. Mr. Smith and Mr. Griffith will serve until the first annual meeting of shareholders and their successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.


Background of Officers and Directors
------------------------------------

   Since 1983, Mr. Smith has been with Black Tusk Realty, a firm which he founded and which is the dominant real estate firm in Squamish, British Columbia, Canada. Additionally, in 1983, he established, and remains with the real estate development and consulting firm of Lucas Investments, which builds and sells houses in British Columbia. Since 1993, Mr. Smith has also worked as a fundraising consultant for several companies in the
high tech industry.    He devotes his time as required to our
business.

   Since 1975, Mr. Griffith has been the owner of Brian F. Griffith & Co., an accounting firm in Barbados. He has served on various boards for private companies and for the Council of the Institute of Chartered Accountants. In the past, he has also served on the boards of the U.W.I. Finance Committee at Cave Hill, the Barbados Industrial Development Corporation, the Barbados National Bank, the Barbados Development Bank and the Barbados National Trust. Mr. Smith also served on the Council of the
Institute of Chartered Accountants for seventeen years.     He devotes his
time as required to our business.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    ---------------------------------------------------------------

   The following table sets forth, as of    December 31, 2000 the issued
     and outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a
group.    Each person has sole voting and investment power with respect to their shares.

                             	        Shares    Percentage of
Name					                             Owned     Shares Owned
----	          			                    ------	   -------------
David C. Smith        			           1,250,000	     50%
President and Director
510 West Hastings Street,
Suite 1010
Vancouver, BC Canada V6B 1L8

Brian F. Griffith     			           1,250,000      50%
Secretary/Treasurer and Director
Harriott House
Spry Street
Bridgetown, Barbados WI
-----------------------

All Executive Officers and
Directors as a Group
(2 Individuals)			                  2,500,000	    100%


                          DESCRIPTION OF SECURITIES
                          -------------------------

   The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement, of which this prospectus forms a part, and by the applicable provisions of Nevada law.

<PAGE)




    Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share. Our articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of our common stock.

   The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder to one vote per share on all matters. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to shareholders after payment to all of our creditors.

   All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders may be diluted.


                 INTEREST OF NAMED EXPERTS AND COUNSEL
                 --------------------------------------

    No Expert or Counsel, as defined by Item 509 or Regulation S-B promulgated pursuant to the Securities Act of 1933, whose service were used in the preparation of this prospectus was hired on a contingent basis or will receive a direct or indirect interest in our company.

Experts
-------

   The financial statements of our company for the year ended December 31, 2000, included in this prospectus have been audited by Manning Elliott, Chartered Accountants, our independent auditors, as stated in their report and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal Matters
-------------
   An opinion concerning the validity of the shares of common stock offered in this prospectus has been provided by Warren J. Soloski, Esq., 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064, an independent third party.


    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
               SECURITIES ACT LIABILITIES
    --------------------------------------------------------

    Our articles of incorporation and bylaws provide that we will indemnify our officers and directors to the full extent permitted by Nevada state law. Our bylaws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to, or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of our company, or is or was serving at our request as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company, pursuant to the forgoing provisions or otherwise, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                DESCRIPTION OF BUSINESS
                -----------------------

General
-------
   Our company was incorporated under the laws of the State of Nevada on August 18, 1999 and is in the early developmental and promotional stages. To date, our only activities have been organizational, directed at acquiring our principal asset, raising initial capital and developing our business plan. We have not yet commenced our business operations. We currently have no full time employees and own no real estate.

Acquisition of License
----------------------
   On February 14, 2000, Exeter Capital Corporation, in return for a promissory note for $35,000 from David Smith transferred to us its rights under a License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to us to distribute Vitamineralherb.com products to health and fitness professionals in South Texas via the Internet. Exeter Capital Corporation acquired the license under the terms of a settlement agreement with David Mortenson & Associates, an affiliate of Vitamineralherb.com. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of David Mortenson & Associates, granted to Exeter Capital Corporation the license to distribute Vitamineralherb.com products in part for their agreement not to pursue their individual claims against Mortenson & Associates.

Terms of The License Agreement
------------------------------
   We have a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license grants us an exclusive license to a specific territory, defined by the State of Texas, as being south and east of a line beginning at the point where U.S. Highway 190 crosses the Texas/Louisiana border, south and west along Highway 190 to the intersection of Highway 190 and Highway 77 and south along Highway 77 to the Gulf of Mexico. The license will be automatically renewed unless either party gives the other notice of its intent not to renew.

   As a licensee of Vitamineralherb.com, we eliminate the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling us to focus strictly on marketing and sales. Initially, we plan to target health and fitness professionals in South Texas who wish to offer health and fitness products to their customers.

   Our customers will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up. Vitamineralherb.com will retain a 10% override on gross sales made through their web site by us and/or our customers within our license territory. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

   When a fitness or health professional becomes a client, we will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check or debit card. All products will be shipped by the manufacturer directly to the client or its clients.

   The website will be maintained by Vitamineralherb.com, for which we will pay an annual website maintenance fee of $500. All financial transactions will be handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster will download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to the supplier. Vitamineralherb.com will then forward the money due to us from sales via electronic funds transfer. Vitamineralherb's software will track all sales through the customer's identification number, and at month end, e-mail to us a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as try to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in South Texas will automatically be assigned to us, whether or not the sale originated from our marketing efforts.

   Vitamineralherb.com warrants that the products are fit for the purpose for which they were produced (except for custom formulated products, which Vitamineralherb.com warrants will be manufactured in accordance with our specifications) and comply with all applicable laws; that all labels correctly and accurately describe the product and comply with all applicable laws; and that all suppliers' manufacturing facilities comply with all applicable laws. Vitamineralherb.com has agreed under the license to indemnify, hold harmless and defend us and our related parties from and against any loss, claim, and expense incurred as a consequence of breach of the product warranties.

   Vitamineralherb.com has granted distribution rights to 25 other entities for territories in 32 states and 6 Canadian provinces. We do not believe that marketing activities conducted by other licensors of the Vitamineralherb.com products will negatively impact our prospective business under our License Agreement. We have no plans to acquire the rights to distribute Vitamineralherb.com products in any other territories.

Background of the Manufacturer and Distributor
----------------------------------------------
   Vitamineralherb.com entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation is a wholly owned subsidiary of Ives Health Company, Inc., a public company traded on the OTC Bulletin Board, is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for our customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

   Vitamineralherb.com currently offers over 60 products through its website, through its current supplier, Ives Formulation.
Vitamineralherb.com plans to add other suppliers in the future.

Implementation of Business Plan: Milestones
-------------------------------------------
   Our initial business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should we determine that our business plan is feasible, we intend to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. We intend to achieve implementation of our business plan by meeting the following milestones:

--	Milestone 1: Market Survey. In order to determine the feasibility of our business plan, we must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-
$13,500, which would be paid for in part out of the proceeds of this offering.

-	Milestone 2: Hire Salespeople. Should we determine that the
exploitation of the license is feasible, we will then have to engage salespeople to market the products. We expect that we may hire two salespeople during our first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000.

- 	Milestone 3: Establish an Office. We would then have to
establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

- 	Milestone 4: Development of Advertising Campaign. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, we will attempt to develop our advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately
$12,000 per year.

-	Milestone 5: Implementation of Advertising Campaign/Sales Calls.
Implementation of the advertising campaign would begin by mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow-ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

- 	Milestone 6: Achieve Revenues. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. We will not begin receiving orders until our sales personnel are able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. We hope that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming we complete this offering by August 1, 2001, and assuming an offering period of approximately one month, in a best case scenario, we could receive our first revenues as early as February 1, 2002. However, a more realistic estimate of first revenues would be September 1, 2002 or later.

   As discussed more fully in the Management's Discussion and Analysis - Liquidity and Capital Resources section, the expenses of implementing our business plan will likely exceed the funds raised by this offering, and we will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us, if and when needed, or at all.

Industry Background of the vitamin, supplement, mineral and alternative health product market.
-----------------------------------------------------------
In recent years, a growing awareness of vitamins, herbs and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. We believe that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statutes, the Dietary Supplement Health and Education Act of 1994.

Competition
-----------
   The electronic commerce industry is new, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

   Our competitors can be divided into several groups including:

-	traditional vitamins, supplements, minerals and alternative health products retailers;

-	the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

-	online retailers of pharmaceutical and other health-related
products that also carry vitamins, supplements, minerals and alternative health products;

-	independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

-	mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

-	direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

   Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than we do. Increased competition may result in reduced operating margins and loss of market share.

   We believes that the principal competitive factors in our market are:

-	ability to attract and retain customers;
-	breadth of product selection;
-	product pricing;
-	ability to customize products and labeling;
-	quality and responsiveness of customer service.

   We believe that we can compete favorably on these factors. However, we will have no control over how successful our competitors are in addressing these factors. In addition, with little difficulty, our online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

   We believe that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

-	Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

-	Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

-	Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

   As a result of the foregoing limitations, we believe there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

   We hope to attract and retain consumers through the following key attributes of our business:

-	Broad Expandable Product Assortment. Our product selection is substantially larger than that offered by store-based retailers.

-	Low Product Prices. Product prices can be kept low due to volume purchases through our affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to our lack of the need to retain inventory and warehouse space. All products will be shipped from International Formulation and Manufacturing's inventory.

-	Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

-	Access to Personalized Programs. Health or fitness professionals can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment
----------------------
   The manufacturing, processing, formulating, packaging, labeling and advertising of the products we intend to sell may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

   The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

   Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

   The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

   The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on our website may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of our suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with our marketing of products and could cause us to incur significant additional expenses.

   In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and we cannot assure that all pieces of "third party literature" that may be disseminated in connection with the products we offer for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification our selling methods, interfering with our continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

   In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

   We cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, we cannot assure that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, we cannot assure that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Employees
---------
   We are a development stage company and currently have no employees. Our business operations are currently managed by David Smith and Brian Griffith, our officers and directors. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees.

Available Information and Reports to Securities Holders
-------------------------------------------------------
   We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to our company and our common stock, see the registration statement and the exhibits and schedules thereto. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

   Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     ---------------------------------------------------------
   The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

Plan of Operation
-----------------
   During the period from August 18, 1999 (inception) through December 31, 2000, we have engaged in no significant operations other than organizational activities, acquisition of the rights to market
Vitamineralherb.com products and preparation for registration of our securities for sale under the Securities Act of 1933, as amended. We have received no revenues during this period.

   For the period from August 18, 1999(inception) to December 31, 2000, we recorded an operating loss of $55,775, consisting primarily of notes payable to an unrelated third party of (a) $35,000 to obtain our licensing rights with VitaMineralHerb.com and (b) $15,775 for costs to start up our business, including legal fees paid for the preparation and filing of the registration statement of which this Prospectus is a part. For the current fiscal year, we anticipate incurring losses as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing our business plan. We anticipate that until these procedures are completed, we will not generate revenues other than interest income, and may continue to operate at a loss thereafter, depending upon the performance of the business. There is no guarantee that our business operations will be successful or that we will ever generate any profitable revenues.

Liquidity and Capital Resources
-------------------------------
   We are currently in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or stockholder's equity; consequently, our balance sheet reflects no assets. Total expenses incurred for organizational expenses and costs associated with the filing of the registration statement to sell the shares in this offering and initial start up costs were $20,775.

   In order to determine the feasibility of our business plan, during the next six to twelve months, we intend to conduct research into various potential target markets. Should we determine that the exploitation of the license is feasible, we will engage salespeople to market the products. Based primarily on discussions with the licensor, we believe that during our first quarter of operations, we will need a capital infusion of approximately $100,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, we will need approximately $260,000 in the event we determine that our customers will not pay in advance and we will have to extend credit. These expenses will exceed the funds raised by this offering, and we will have to obtain additional financing through additional sales of our equity securities, bank financing or capital contributions by our current shareholders.

   In its Independent Auditor's Report, our accountants state that our failure to generate revenues and conduct operations since inception raise substantial doubt about our ability to continue as a going concern. We will require substantial working capital, and currently have inadequate capital to fund our proposed business operations. We may be unable to raise the funds necessary for implementing our business plans, which could severely limit our operations and cause our stock to be worthless.

                    DESCRIPTION OF PROPERTY
                    -----------------------

  Our business offices are located at 510 West Hastings, Suite 1010, Vancouver, B.C, Canada, V6B 1L8, the offices of our President, which we currently use on a rent-free basis.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
           ----------------------------------------------

   No director, executive office or nominee for election as a director, and no owner of 5% or more of our outstanding shares, or any member of their immediate family, has entered into or proposed any transaction with
us.      There are no relationships between our officers and directors and any holder of 5% or more of our outstanding shares or persons from whom we have acquired our assets. We have no promoters for our business, other than our officers and directors.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
       --------------------------------------------------------

   No established public trading market exists for our securities. We have no common equity subject to outstanding purchase options or warrants. We have no securities convertible into our common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been, proposed to be offered by us.

   As of December 31, 2000, there were 2,500,000 shares of common stock outstanding, held by two shareholders of record.

   To date we have not paid any dividends on its common stock and do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and any other factors as deemed relevant by the Board of Directors.

                       EXECUTIVE COMPENSATION
         	    	        ----------------------

     At December 31, 2000, and through the date of the filing of this registration statement, none of our officers or directors has received any compensation, either in cash or stock, for services rendered. We currently have no plan to compensate the officers and directors, either in cash or stock; however, it is possible that, in the future, we will adopt a plan to pay or accrue compensation to our officers and directors for services. We currently have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. We currently have no employment contract or compensatory plan or arrangement with any executive officer. There is no compensation committee, and no compensation policies have been adopted. This compensation discussion addresses all compensation issues regarding compensation awarded to, earned by or paid to our offices and directors.

                          FINANCIAL STATEMENTS
                          --------------------


                         Brazos Scientific Inc.
                     (A Development Stage Company)

        	             	         Index
                                ------



Independent Auditor's Report	                         F-1

Balance Sheets	                                       F-2

Statements of Operations	                             F-3

Statements of Cash Flows	                             F-4

Statement of Stockholders' Equity	                    F-5

Notes to the Financial Statements	                  F-6 to F-10


         	         	Independent Auditor's Report


To the Board of Directors
Brazos Scientific Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Brazos Scientific Inc. (A Development Stage Company) as of December 31, 2000 and June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from August 18, 1999 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Brazos Scientific Inc. (A Development Stage Company), as of December 31, 2000 and June 30, 2000 and the results of its operations and its cash flows for the period from August 18, 1999 (Date of Inception) to December 31, 2000 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Manning Elliott"


CHARTERED ACCOUNTANTS
Vancouver, Canada
January 31, 2001

                       Brazos Scientific Inc.
                    (A Development Stage Company)
                           Balance Sheets
                     (expressed in U.S. dollars)


                                     						December 31,	    June 30,
						                                        2000		          2000
					                                         	$		             $
Assets

License (Note 3)				                            -		            -
                                             ===========   ==========

Liabilities and Stockholders' Equity
Current Liabilities

     Accounts payable				                      1,200		        1,200
     Accrued offering costs			                 2,000	      	  2,000
     Notes payable (Note 4)			                50,000      		 50,000
						                                        ------         ------
				                                          53,200		       53,200
						                                        ======         ======
Contingent Liability (Note 1)
Commitment (Note 3)

Stockholders' Equity
Common Stock, 25,000,000 shares authorized
with a par value of $.001; 2,500,000 shares
issued and outstanding respectively		          2,500		        2,500
Additional Paid-in Capital			                     75		           75
						                                        ------          -----
						                                         2,575		        2,575

Deficit Accumulated During the
Development Stage			                         (55,775)       (55,775)
					                                         ------         ------
					                                        (53,200)		     (53,200)
						                                        ------         ------
						                                           -		            -
						                                        ======         =======

                       			   F-2

		          (The accompanying notes are an integral
		             part of the financial statements)

                       Brazos Scientific Inc.
                   (A Development Stage Company)
                     Statements of Operations
                    (expressed in U.S. dollars)



                        From August 18,    Six months   From August 18,
                      (Date of Inception)	   ended     (Date of Inception)
                        to December 31,     December    to June 30, 2000
	                            2000           31, 2000
	                             $		              $	              $

Revenues		                    -                 -	             -
            		            --------        ----------      --------
Expenses
  Offering costs	           17,000		            -           17,000
  Organization expenses      2,575              -		          2,575
  Transfer agent		           1,200	             -	           1,200
  License written-off	      35,000		            -		         35,000
			                       --------        ---------       --------
                            55,775               		         55,775
                 	 		      -------        ---------        -------
Net Loss		                 (55,775)	            -		        (55,775)
                   			     =======        =========        =======


Loss Per Share - basic				                      -		         (0.022)
                               					      =========        =======

Weighted Average Shares Outstanding	      2,500,000       2,500,000
                                          =========        ========



                  		       F-3

	     	     (The accompanying notes are an integral
		        part of the financial statements)

                            Brazos Scientific Inc.
                       (A Development Stage Company)
                         Statements of Cash Flows
                        (expressed in U.S. dollars)

                       From August 18,    Six months   From August 18,
                      (Date of Inception)	  ended     (Date of Inception)
                        to December 31,    December    to June 30, 2000
	                           2000           31, 2000
	                            $		              $	              $
Cash Flows to Operating
Activities
  Net loss      	   	      (55,775)		          -           	(55,775)

  Non cash items
    Expenses not paid
       with cash	           17,575		           -		           17,575
    Accounts payable		       1,200		           -		            1,200
    Accrued offering costs	  2,000		           -		           12,000
    License written-off	    35,000		           -		           35,000
	                          -------         -------          -------
 Net Cash Used by
  Operating Activities		       -		             -		             -
			                        -------         -------          -------
 Cash Flows from
  Financing Activities
  Increase in shares issued	   -		             -		             -
                  			      -------         -------          -------
 Net Cash Provided by
  Financing Activities		       -		             -		             -
            		             --------        --------        --------
 Change in cash		              -		             -		             -
 Cash - beginning of period	   -		             -		             -
                   			     --------        --------        --------
 Cash - end of period		        -		             -		             -
                           ========        =========       =========
Non-Cash Financing Activities
 A total of 2,500,000 shares
 were issued at a fair market
 value of $0.001 per share
 for organization expenses	   2,500	           -             2,500

  Organization expenses paid
  for by a director for no
  consideration treated as

               			                F-4

        		      (The accompanying notes are an integral
		                  part of the financial statements)

                                       36




  additional paid in capital	         75		        -	           75

  A note payable was issued to
  a non related company at a
  fair market value for the
  acquisition of a license
  (Note 5)	                       35,000		        -        35,000

  A note payable was issued to
  a non related company for
  offering costs paid on
  behalf of the Company.	         15,000		        -        15,000
                            				--------     -------      -------
                      			         52,575		        -        52,575
                                ========    ========      =======


Supplemental Disclosures

Interest paid		                     -		           -	          -
Income tax paid	   	                -		           -	          -














              			                 F-5

     		        (The accompanying notes are an integral
		               part of the financial statements)

                             Brazos Scientific Inc.
                         (A Development Stage Company)
                         Statement of Stockholders' Equity
           From August 18, 1999 (Date of Inception) to December 31, 2000
                           (expressed in U.S. dollars)



                          							                                 Deficit
							                                                           Accumulated
				 	                                       Additional           During the
		                         Common   Stock    Paid-in              Development
			                        Shares   Amount   Capital     Total    Stage
    			                     #         $	        $  	       $       $

Balance - August 18,
1999 (Date of
Inception)		                -	        -	        -	         -	       -

Stock issued for
$2,500 of
organizational
expenses	               2,500,000    2,500	     -	        2,500	    -

Additional paid in
capital for
organizational
expenses incurred
by a director on
behalf of the Company	      -	         -	       75           75     -

Net loss for the
period		                    -	         -	        -	           -	  (55,775)
                     ----------  -------   -------      --------  -------

Balance -
June 30, 2000	        2,500,000    2,500        75	       2,575   (55,775)

Net loss for
the period	                 -	       -	         	           -    	   -

                     ---------   ------     ------      -------   -------

Balance -
December 31, 2000     2,500,000    2,500	       75	       2,575   (55,775)

                      =========   ======    ======      =======   ========

                            			    F-6

         		(The accompanying notes are an integral
	            	part of the financial statements

                        Brazos Scientific Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                     (expressed in U.S. dollars)




1.	Development Stage Company

Brazos Scientific Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on August 18, 1999. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the State of South Texas. The grantor of the license offers these products for sale from various suppliers on their Web Site.

The Company is in the development stage.

In a development stage company, management devotes most of its activities in investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing.There is no guarantee that the Company will be able to raise any equity financing. There is substantial doubt regarding the Company's ability to continue as a going concern.

The Company will offer 4,000,000 shares at $0.02 per share to raise $80,000 pursuant to an SB-2 Registration Statement filed with the Securities and Exchange Commission.


2.	Summary of Significant Accounting Policies

(a)	Year end

The Company's fiscal year end is June 30.

(b)	Licenses

The cost to acquire a license is capitalized as incurred. These costs are being amortized on a straight-line basis over three years. The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment.


                			            F-7

        		(The accompanying notes are an integral
	           	part of the financial statements)

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

(e)	Offering Costs

In accordance with SEC staff accounting Bulletin No. 5 offering costs may properly be deferred and charged against proceeds of the offering. The Company has elected to charge such offering costs to operations.

(f)	Revenue Recognition

The Company recognizes revenue on a net profit basis after the grantor of its license receives a 10% override on gross sales. Revenue will be recorded when the grantor of the license has received cleared funds, made and paid for the order with the supplies of the product, and net profit is determined by the grantor.










	             		           F-8

		       (The accompanying notes are an integral
		           part of the financial statements)

3.	License

The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products in Southern Texas, through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired on February 14, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 10% of the gross sales.

A $35,000 note payable was issued to Exeter Capital Corporation for the acquisition of this license. Exeter Capital Corporation is not a related party.

The license was subsequently written off to operations due to lack of historical cash flow of Vitamineralherb.com. However it is the Company's intention to determine if it is economically feasible to commercially exploit a business plan.

Exeter Capital Corporation originally had acquired a three year license to distribute and produce an oxygen enriched water product from David
R. Mortenson & Associates by issuing 2,000,000 shares at a fair market value of $.001 or $2,000. The general partner of David R. Mortenson & Associates, David R. Mortenson is also a spouse of a former director and officer of the Company. The President of David Mortenson & Associates, was a former director and officer of the Company. In December 1999, David R. Mortenson, David R. Mortenson & Associates' principal notified Exeter that he was involved in a legal dispute with NW Technologies and would be unable to fulfill his obligations under the license to the Company. As a result, David R. Mortenson & Associates' affiliate, Vitamineralherb.com granted a license to Exeter at no cost to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The President of Vitamineralherb.com, David R. Mortenson is also a spouse of a former director and officer of the Company.

4.	Notes Payable

The notes payable are unsecured, non-interest bearing and repayable by December 15, 2001.


5.	Related Party Transaction

The Company issued 2,500,000 shares having a fair market value of $0.001 each to the former President of the Company for organizational expenses and offering costs in the amount of $2,500.



             			            F-9

     		   (The accompanying notes are an integral
		           part of the financial statements)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

   None.

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS
                ==============================================

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Registrant's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Registrant or a fiduciary of an employee benefit plan, or is or was serving at the request of Registrant as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   The effect of these provisions is potentially to indemnify Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Registrant. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;(b)unlawful distributions; or(c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The bylaws of Registrant, filed herein as
Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Registrant, absent a finding of negligence or misconduct in office. Registrant's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Registrant has the power to indemnify such person against liability for any of those acts.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the expenses of this offering. The amounts set forth are estimates except for the SEC registration fee:

                                                   Amount to
							Description                                	 Be Paid
							-----------                                 ---------
     	SEC registration fee                         	$     35
     	Printing and engraving expenses                    -0-
     	Attorneys' fees and expenses                    11,000
     	Accountants' fees and expenses                   1,500
     	Transfer agent's and registrar's fee and
         expenses                                        500
     	Miscellaneous                                      965
								                                            --------
     	Total                                         $ 13,975

      The Registrant will bear all expenses shown above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

   Set forth below is information regarding the issuance and sale of Registrant's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

   On April 1, 2000, Registrant issued 1,250,000 shares of common stock to David C. Smith and 1,250,000 shares of common stock to Brian Griffith, its officers, directors and principal stockholders, as compensation for organizational expenses advanced by them valued at $1,250 each, or $.001 per share. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Smith's and Mr. Griffith's status as the founders and initial management of Registrant, their status as accredited investors, and the limited number of investors (two).



ITEM 27. EXHIBITS

     The  following exhibits are filed as part of this Registration
Statement:


     EXHIBIT
     NUMBER    DESCRIPTION
     ------    ------------
       3.1*    Articles of Incorporation
       3.2*    Bylaws
       4.1*    Specimen Stock Certificate
       4.2*    Stock Subscription Agreement
       5       Opinion re: legality
      10.1*    License Agreement
      10.2*    Assignment of License Agreement
      10.3     Assignment of License Agreement from Exeter
               Capital Corp. to Registrant
      10.4     Promissory Note
      10.5     Promissory Note
      23.1     Consent of Independent Auditors
      23.2     Consent of Counsel(see Exhibit 5.1)
      27       Financial Data Schedule


* Previously filed.

ITEM 28.  UNDERTAKINGS

     The Registrant hereby undertakes that it will:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of
 	  the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
    and

(iii)	Include any additional or changed material information
    on the plan of distribution.

2.	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

4.	Provide to the Underwriters at the closing  specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

5.	For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6.	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             SIGNATURES
                             ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on February 13, 2001.

           Brazos Scientific, Inc.
    						/s/ David Smith, President



    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature			             Title				                 Date
---------			             -----		                 		----


/s/ David Smith		      President, Director	     Feburary 13,2001

/s/ Brian Griffith     Secretary, Treasurer     February 14,2001
                       and Director

                      LAW OFFICES OF
                     WARREN J. SOLOSKI
                 A Professional Corporation
            11300 West Olympic Blvd., Suite 800
               Los Angeles, California 90064
                      (310) 477-9742

January 27, 2001

Brazos Scientific, Inc.
501 West Hastings, Suite 1010
Vancouver, B.C., Canada V6B 1L8


RE: Registration Statement on Form SB-2 re ,000,000 Shares of Common Stock (Registration No. 333-41990)

Ladies and Gentlemen:

We have acted as counsel to Brazos Scientific, Inc. a Nevada corporation (the "Company") in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 4,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares") as described in the Registration Statement.

We are familiar with the corporate actions take and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares to be issued have been duly authorized and when issued, upon payment, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada, including Chapter 78 of the Nevada Revised Statutes, and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
Warren J. Soloski, A Professional Corporation

/s/ Warren J. Soloski

                ASSIGNMENT OF LICENSE AGREEMENT

FOR VALUE RECEIVED, Exeter Capital Corporation ("Assignor"), for good and valuable consideration, does hereby sell, assign, and transfer to Brazos Scientific, Inc. ("Assignee"), all of the rights, title and interest of Assignor, and delegates to Assignee all of the duties of Assignor under that certain License Agreement dated February 14, 2000, by and between Assignor and Vitamineralherb.com Corp., a Nevada corporation, a true copy of which is annexed hereto and made a part hereof.

Assignor represents that the annexed document is a valid and binding agreement in all respects, is assignable and the duties hereunder delegable, and that this assignment and delegation is a valid exercise of the Assignor's rights.

Assignee hereby assumes and agrees to perform all of Assignor's obligations under the annexed document. Assignee shall defend, indemnify and hold harmless Assignor from and against any claim, liability and expense which Assignee may incur (including without limitation attorneys fees and litigation expenses) that may arise out of Assignee's performance of, or failure to perform, according to the terms of the said License Agreement.

 Dated this 14 day of February, 2000.

ASSIGNOR: ASSIGNEE:
EXETER CAPITAL CORPORATION               BRAZOS SCIENTIFIC, INC.

/s/                                      /s/ David Smith, President

                        PROMISSORY NOTE

Vancouver, British Columbia, February 14, 2000

                                                          $US35,000.00

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Exeter Capital Corporation, the principal sum of Thirty-Five Thousand Dollars ($US35,000.00) in legal tender as full consideration for all right, title and interest in and to that certain License Agreement by and between Exeter Capital Corporation and Vitamineralherb.com dated February 14, 2000.

Payments. The principal on the obligation represented by this promissory note, will be paid in full on or before December 15, 2001.

Default. If any payment is not paid when due, or if Obligors breach any other agreement with the holder of this note, Obligors will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount. The holder may employ attorneys or other agents to collect amounts due under this note if Obligors are in default or to otherwise enforce the terms of this note and any agreement securing this note, and Obligors agree to pay all fees, costs and expenses incurred by the holder as a consequence of default by Obligors.
Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any ancitipated post-judgment collection charges, and all other costs of collection, including court costs. The holder may delay enforcing any of its rights under this note without forfeiting such rights.

Waiver. The Obligors hereby severally waive presentment, demand for payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

Obligors. "Obligors" as used in this note means all makers, signers and co-signers, guarantors, sureties, and endorsers.

/s/ David Smith, President
    BRAZOS SCIENTIFIC, INC.

                         PROMISSORY NOTE

Vancouver, British Columbia, February 14, 2000

                                                        $US15,000.00

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Exeter Capital Corporation, the principal sum of Fifteen Thousand Dollars ($US15,000.00) in legal tender as full consideration for payment of legal costs in the amount of $15,000 on behalf of Brazos Scientific, Inc.

Payments. The principal on the obligation represented by this promissory note, will be paid in full on or before December 15, 2001.

Default. If any payment is not paid when due, or if Obligors breach any other agreement with the holder of this note, Obligors will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount. The holder may employ attorneys or other agents to collect amounts due under this note if Obligors are in default or to otherwise enforce the terms of this note and any agreement securing this note, and Obligors agree to pay all fees, costs and expenses incurred by the holder as a consequence of default by Obligors.
Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any ancitipated post-judgment collection charges, and all other costs of collection, including court costs. The holder may delay enforcing any of its rights under this note without forfeiting such rights.

Waiver. The Obligors hereby severally waive presentment, demand for payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

Obligors. "Obligors" as used in this note means all makers, signers and co-signers, guarantors, sureties, and endorsers.

/s/ David Smith
    Brazos Scientific Inc.

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interest of Named Experts And Counsel" and to the use of our reports dated January 31, 2001, in the Form SB-2 Registration Statement Amendment No. 1 of Brazos Scientific Inc. for the regisration of shares of its common stock.



Vancouver, Canada
January 31, 2001

Manning Elliott
CHARTERED ACCOUNTANTS
/s/ Manning Elliott